Exhibit 10.2

SENECA FOODS CORPORATION
Manager Profit Sharing Bonus Plan
(As Amended and Restated)

1. PRELIMINARY MATTERS

1.1	Name – The Plan evidenced by this instrument shall be known as the Seneca Foods Corporation Manager Profit Sharing Bonus Plan.

1.2	Purpose – This Plan is designed as a bonus plan to provide for the payment of profit sharing benefits to Eligible Employees.

1.3	Effective Date – This plan, as amended and restated, shall be effective April 1, 2016. The plan was originally effective April 1, 2006.

2. DEFINITIONS

2.1	"Aged Stock" means all inventories which are purchased or produced during the pack season that began 18 months or longer before the end of the fiscal year for which the bonus pertains, with the exception of pumpkin which shall be 24 months or longer before the end of the fiscal year for which the bonus pertains.

2.2	"Base Salary" means the base salary paid to an employee during the fiscal year and while the employee was an Eligible Employee.

2.3	"Board of Directors" means the Board of Directors of the Corporation.

2.4	"Bonus Base" means the amount calculated as such under Section 3.2.

2.5	"Bonus Pool" means the calculated amount available for distribution in any fiscal year pursuant to this Plan.

2.6	"Class A Common Stock" means the Class A common stock, $0.25 par value, of the Corporation.

2.7	"Class B Common Stock" means the Class B common stock, $0.25 par value, of the Corporation.

2.8	"Common Stock" means Class A Common Stock and Class B Common Stock or either of those classes of the Corporation's common stock.

2.9       "Corporation" means Seneca Foods Corporation.

2.10	"Disability" means the inability to engage in any occupation or employment for remuneration or profit that would qualify an employee for disability benefits under the Federal Social Security Act.

2.11	"Division" means any present or future division of the Corporation or a Subsidiary.

2.12	"Eligible Employee" means an employee employed by the Corporation or a Subsidiary in one of the eligible positions, which are determined by the Executive Committee in its discretion.

2.13	"Executive Committee" means the committee consisting of senior executives of the Corporation as appointed by the Board of Directors from time to time.

2.14	"Loss Year" means a fiscal year in which a loss had occurred or for which a loss carryforward shall apply.

2.15	"Normal Retirement" means an employee's retirement at age 65 or at any earlier age approved by the Executive Committee with specific reference to this Plan.

2.16	"Plan" means the Seneca Foods Corporation Executive Profit Sharing Bonus Plan as set forth in this document, as amended from time to time.

2.17	"Subsidiary" means any entity of which a majority of any class of equity security or ownership interest is owned, directly or indirectly, by the Corporation.

3. ALLOCATION OF PROFITS

3.1	Allocation Formula – For each fiscal year, the Corporation shall calculate the Bonus Base. If Pre-Tax Profit as defined in Section 3.3 for the fiscal year equals or exceeds the Bonus Base, all Eligible Employees shall be eligible to receive payment of a bonus under the Plan. The amount of the bonus shall be determined by the level at which the Pre-Tax Profit exceeds the Bonus Base, according to the schedule in Section 3.2.2, subject to Sections 3.2.3, 3.4, and 4. If the Bonus Base exceeds Pre-Tax Profit, then no bonuses shall be paid under the Plan.

3.2 Calculation of Bonus Base – The Bonus Base shall equal the sum of
i.           7.5 percent of Prior Year End Net Worth and
ii.	the aggregate bonus amounts that would be payable under this Plan for the year if the bonus rate for the year were 5 percent of Base Salary.

3.2.1	Prior Year End Net Worth – Prior Year End Net Worth shall equal the consolidated net worth of the Corporation as of the end of the prior fiscal year, as stated in the annual report for that year, as adjusted to reflect the net worth of the Corporation on a FIFO (First-In, First-Out) basis and further adjusted in the discretion of the Chief Executive Officer to reflect significant sales or acquisitions of corporate assets and other extraordinary items, and changes in accounting standards during the current fiscal year.

3.2.2	Bonus Amounts – If the Pre-Tax Profit for the fiscal year equals the sum of the amounts described in columns (A) and (B) for a given level below, then the bonus payments for the fiscal year shall be the percentage of Base Salary described in column (C) for that level, subject to Sections 3.2.3, 3.4, and 4:

(A) Amount Equal to This Percentage of Prior Year End Net Worth	(B) Amount Equal to This Percentage of Eligible Employees' Aggregate Base Salary	(C) Bonus as Percentage of Base Salary
5.0%	5%	5%
7.5%	7.5%	7.5%
10.0%	10%	10%
12.5%	12.5%	12.5%

                               The Corporate Human Resource Department shall administer the bonus plan to ensure that no more than the available Bonus Pool is used.  Any unused portion of the Bonus  Pool shall remain with the Corporation.

3.2.3	Carryforward Losses – In the event that the Corporation has a Loss Year (without regard to non-operating gains or losses resulting from extraordinary events such as the sale of a significant part of a Division's fixed assets), the full amount of the loss must be earned back in future years by adding it to the Bonus Base before any profit is recognized for profit sharing.
Example:	Year 1	Year 2	Year 3

Pre-Tax profit (loss)	(2,000)	5,000	5,500
Reg. Bonus Base (5%)	(4,000)	(4,000)	(4,000)
Loss carryforward (prior)	-	(2,000)	-
Actual Bonus Base	(6,000)	(1,000)	1,500
Loss carryforward	(2,000)	-	-
Bonus	-	-	As calculated
3.3	Pre-Tax Profit – Pre-Tax Profit shall mean profit before provision for Federal and State income and franchise tax and before provision for bonuses paid under the Plan. Pre-Tax Profit shall be based on final figures for the fiscal year after all audit adjustments and final corporate allocations, and shall not include non-operating gains or losses resulting from extraordinary events such as the sale of a significant part of the fixed assets of the Corporation, any Subsidiary or a Division, the valuation of Aged Stock inventories, or changes in acquisition related reserves for which such changes are due to pre-acquisition activities of the acquired company. In addition, as the Corporation elected to move to a LIFO (Last-In, First-Out) basis for inventory valuation purposes effective Fiscal 2008, Pre-Tax Profits and the Bonus Base shall be adjusted to reflect the net worth of the Corporation on a FIFO (First-In, First-Out) basis for purposes of calculating performance under this Plan. The statutory U.S. corporate tax rate for the year shall be used to calculate the adjustment to consolidated tangible net worth on a FIFO basis for such year. It will be the sole discretion of the Chief Executive Officer as to the definition of non-operating gains, Aged Stock and acquisition-related reserves.

3.4	Authority to Determine Amounts Taken into Account and Amounts Payable – The Executive Committee shall make all determinations regarding the amounts of the Corporation's Prior Year End Net Worth, Pre-Tax Profit, carryforward losses and other factors that enter into bonus computations under the Plan, and its determinations shall be final. The Executive Committee may decide, in its discretion, before the end of the fiscal year to decrease the amount otherwise payable to any Eligible Employee for that fiscal year, and its decisions need not be uniform with respect to similarly situated employees and shall be final.

4.	PAYMENT OF BENEFITS

4.1	Form of Payment – All amounts payable under this Plan shall be paid at the direction of the Executive Committee, in a lump sum in cash, subject to Section 4.3.

4.2	Timing of Payment – All amounts payable under this Plan shall be paid within 75 days after the end of the fiscal year to which the bonus relates. No bonus shall be paid to any employee who is not employed by the Corporation on the last day of the fiscal year and who terminated employment with the Corporation for reasons other then a Normal Retirement, Disability or death.

4.3	Election to Receive Bonus in Shares of Common Stock.

4.3.1	Election Procedure – Each Eligible Employee may elect to forego receipt of all or a portion of the bonus otherwise payable in cash under Section 4.1 in exchange for Common Stock issued under this Plan. The number of shares of Common Stock received by any Eligible Employee with respect to a payment date described in Section 4.2 shall equal the amount of foregone cash bonus less the amount required to satisfy the Corporation's tax withholding obligations with respect to the foregone cash bonus, divided by the Fair Market Value (as defined below) of a share of Common Stock on the relevant payment date, rounded down to the nearest whole share, with the dollar amount of any fractional share paid in cash on the payment date. For the purpose of this Plan, the Fair Market Value of a share of Common Stock on a given date shall be the consolidated closing bid price on that date as reported by the NASDAQ Stock Market or, if greater, the mean between the closing bid and asked prices for that date. If there are no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions

4.3.2	Election – An Eligible Employee may elect Common Stock in place of cash by submitting a written or electronic election to the Chief Administrative Officer of the Corporation, in such form as the Corporation determines, by the date established by the Executive Committee for the year to which the election relates.

4.3.3	Inside Information – Any election made by an Eligible Employee shall be made (i) during an open trading window when the Eligible Employee is not in possession of material nonpublic information, and (ii) in accordance with the Corporation's "Policy Regarding Trading in Securities", or similar successor policy.

4.3.4	Share Shortfalls – If any election under this Plan would cause the number of shares of Common Stock required to be issued under this Plan to exceed the authorized shares, then any then current elections of Eligible Employees shall be reduced or disregarded to the extent necessary, as determined by the Executive Committee in an equitable manner, to avoid exceeding the authorized shares. No further elections shall be made or shall be valid until such time, if any, as additional shares of Common Stock become available for purchase under this Plan.

4.3.5	Delivery of Shares – As soon as practicable after the relevant payment date, but in no event later than June 30th following that payment date, the Corporation shall cause a share certificate to be issued to, or an entry to be made in the authorized brokerage account of, each participating Eligible Employee for the number of shares of Common Stock due to him or her pursuant to an election. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued or authorized brokerage account entry made.

4.4	Shares Available Under the Plan.

4.4.1	Number of Authorized Shares – There are reserved for issuance pursuant to this Plan 500,000 shares of the Corporation's Common Stock, less the number of such shares issued under the Seneca Foods Corporation Executive Profit Sharing Bonus Plan. The Executive Committee shall determine whether to issue Class A Common Stock or Class B Common Stock in each year under this Plan and such determination shall be communicated to Eligible Employees prior to any election pursuant to Section 4.3.2.

4.4.2	Adjustments in Authorized Shares – If a dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event affects the Corporation's Class A Common Stock or Class B Common Stock, then the Executive Committee shall, in such manner as it may determine equitable, substitute or adjust any or all of the remaining limits on the number and kind of shares available under the Plan.

5. PLAN ADMINISTRATION

5.1	Executive Committee – Except as otherwise provided herein, the Executive Committee and its members shall have full authority and responsibility to control and manage the operation and administration of the Plan.

5.2	Powers – The Executive Committee shall have the exclusive right to interpret the Plan (but not modify or amend the Plan) and to decide any and all questions arising in the administration, interpretation and application of the Plan. The Executive Committee shall establish whatever rules it finds necessary for the operation and administration of the Plan and shall endeavor to apply such rules in its decisions so as not to discriminate in favor of any person. The decisions of the Executive Committee or its action with respect to the Plan shall be conclusive and binding upon the Corporation and all persons having or claiming to have any right or interest in or under the Plan.

5.3	Indemnification – Each person who is or has been a member of the Executive Committee shall be indemnified by the Corporation against expenses (including amounts paid in settlement with the approval of the Corporation) reasonably incurred by him in conjunction with any action, suit or proceeding to which he may be a party or with which he may be threatened by reason of his being, or having been, a member of the Executive Committee and he shall be adjudged in such action, suit or proceeding to be liable for negligence or willful misconduct in the performance of his duty as such member of the Executive Committee. The foregoing right of indemnification shall be in addition to any other right to which any such member of the Executive Committee may be entitled to as a matter of law.

5.4	Meetings – The Executive Committee shall hold meetings upon such notice, at such place or places and at such time or times as they may determine. A majority of members of the Executive Committee shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Executive Committee shall be by a vote of a majority of those present at a meeting of the Executive Committee at which a quorum shall be present or, if they act without a meeting, in writing by all members of the Committee.

5.5	Compensation – No member of the Executive Committee shall receive any compensation for his services, but the Corporation may reimburse any member for any necessary expenses incurred.

5.6	Records – The Executive Committee shall maintain accounts showing the fiscal transaction of the Plan. The Executive Committee shall have a report prepared annually giving a brief account of the operation of the Plan for the past year. Such reports shall be submitted to the Board of Directors.

6. AMENDMENT AND TERMINATION OF THE PLAN

6.1	Amendment – The Corporation may amend the Plan at any time or from time to time by an instrument in writing executed with the same formality as this instrument.

6.2	Termination – The Plan is intended by the Corporation to be a permanent program for the provision of profit sharing benefits for its employees. The Corporation nevertheless reserves the right to terminate the Plan at any time and for any reason. Such termination shall be effected by a written instrument executed by the Corporation with the same formality as this instrument.

7. MISCELLANEOUS

7.1	No Rights Conferred – The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Corporation and any employee or to be a consideration for, an inducement to or condition of, any employment of any person. Nothing herein contained shall be deemed to (a) give to any employee the right to be retained in the employment of the Corporation (b) interfere with the right of the Corporation to discharge any employee at any time (c) give to the Corporation the right to require any employee to remain in its employ (d) interfere with any employee's right to terminate his employment with the Corporation at any time.

7.2	Spendthrift Provision – Except to the extent that this provision may be contrary to law, the right of employees under the Plan shall not be subject to assignment, attachment, garnishment or alienation in any form.

7.3	Impossibility of Performance – In the event that it becomes impossible for the Corporation to perform any act under the Plan, that act shall be performed which in the judgment of the Corporation will most nearly carry out the intent and purpose of the Plan.

7.4	Governing Law – All legal questions pertaining to the Plan shall be determined in accordance with the laws of New York State except when those laws are preempted by the laws of the United States of America.

7.5	Discretionary Bonuses – The Executive Committee or, to the extent required under the rules of the NASDAQ Stock Market, the Board of Directors (or an authorized committee thereof) retains the discretion to develop and apply, at any time, other bonus plans, including discretionary bonuses, as needed to accomplish a business purpose. Any bonus payment awarded under this Section 7.5 is a discretionary and extraordinary item of compensation that is outside an Eligible Employee's normal, regular or expected compensation, and in no way represents any portion of a Eligible Employee's Base Salary, compensation, or other remuneration for purposes of this Plan or any other employee benefit plan or agreement sponsored, maintained or contributed by the Corporation unless expressly provided for in such employee benefit plan or agreement.

IN WITNESS WHEREOF, Seneca Foods Corporation has caused this instrument to be executed this _25th____ day of  January___, 2017.

SENECA FOODS CORPORATION

By /s/Kraig H. Kayser___________________________
Kraig H. Kayser
President and Chief Executive Officer